Exhibit 10.10

                                    [Confidential information has
                                     been  designated  with   the
                                     phrase:  Confidential infor-
                                     mation has  been omitted and
                                     filed  separately  with  the
                                     Commission.]


                      DIRECTV--WIRELESS ONE
                 COOPERATIVE MARKETING AGREEMENT

           This Cooperative Marketing Agreement ("Agreement") is made and entered into as of this ___ day of August, 1997 ("Execution Date"), between DIRECTV, Inc., a California corporation ("DIRECTV"), and Wireless One, Inc., a Mississippi corporation ("System Operator").

                            RECITALS

      A. DIRECTV operates a direct broadcast satellite ("DBS") service through which subscribers are able to receive video, audio, data and other commercial programming distributed by DIRECTV via a direct broadcast satellite system.

      B. System Operator operates a wireless cable service through which subscribers in single family homes and multiple dwelling units ("MDUs"s are able to receive video, audio, data and other commercial programming distributed via terrestrial microwave and broadcast facilities.

      C. DIRECTV and System Operator desire to establish a business relationship whereby System Operator will (i) establish and maintain in certain MDU Properties Signal Distribution Systems, to enable MDU residents to receive DIRECTV Satellite Television Programming via such systems, and (ii) act as a commissioned sales representative for DIRECTV to solicit and take orders for DIRECTV Commissionable Programming Packages from residents of MDU within the states of Alabama, Arkansas, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, Tennessee and Texas (the "Territory"), and (iii) DIRECTV will provide certain transport services to enable System Operator to increase the amount of commercial programming distributed by System Operator to its subscribers in certain MDU Properties designated by System Operator, all according to this Agreement, the Terms and Conditions attached hereto as Exhibit A, that certain Transport Agreement, dated the Execution Date, by and between DIRECTV and System Operator (the "Transport Agreement"), that certain Subscriber Service Payment Agreement, and that certain DSS Receiver Support Agreement, dated the Execution Date, by and between DIRECTV and System Operator.

                            ARTICLE I
                           DEFINITIONS

     1.1 The following capitalized terms shall have the meanings assigned them. Certain other capitalized terms shall have the meanings given them elsewhere in this Agreement.

      "Commission" shall have the meaning assigned such  term  in
Section 2.4(a) hereof.

       "Commissionable Programming Packages" shall mean the DIRECTV Programming on Exhibit B hereto, which may be amended upon the mutual agreement of the parties, for which System Operator is authorized to solicit orders on behalf of DIRECTV and is entitled to an Aggregate Commission thereon.

     "Components" shall mean such equipment, whether pre-existing or newly installed within the MDU Property which is used to create the Signal Distribution System, including, but not limited to, a satellite receiving dish sold under the tradename "DSSr", cables, splitters, taps, connectors, filters, amplifiers, switches, wiring and any other materials or equipment.

      "DIRECTV Programming" shall mean those programming services distributed by DIRECTV, including, but not limited to
Commissionable Programming Packages, which services and the prices therefor shall be provided to System Operator by DIRECTV, from time to time.

      "DSS Receiver" shall mean the integrated receiver and decoder unit (IRD) sold under the tradename "DSS" necessary to receive DIRECTV Programming which is manufactured by a DIRECTV authorized manufacturer.

      "Independent SO Subscriber" shall mean a DIRECTV subscriber who currently resides in a SO Property whose original DIRECTV
Programming order was submitted directly by the subscriber to DIRECTV or by an entity other than System Operator.

      "Marketing Supplement" shall have the meaning assigned such term in Section 2.4(a) hereof.

      "MDU Property" shall mean a condominium complex, apartment building (including both rental and cooperative apartments), or townhouse community, located in the Territory, comprised of multiple dwelling units, which units in each case are occupied by single family households and are not generally accessible to the public or otherwise share a common area to which there is unrestricted access by two or more persons, and which units may receive DIRECTV Programming from a common DSS dish and separate DSS Receivers in each individual dwelling unit.

      "Net Receipts" shall mean gross receipts actually received by DIRECTV from the sale of Commissionable Programming Packages during the Term, net of any discounts, refunds, fees, credits, taxes or applicable governmental charges (other than income or franchise taxes) related to the sale or the order or use of such DIRECTV Programming.

      "NRTC Area" shall mean those areas in which DIRECTV has granted the National Rural Telecommunications Cooperative distribution rights and which, as of the Execution Date, are identified on the map attached hereto on Exhibit C, which may be amended from time to time by DIRECTV.

     "Previous SO Subscriber" shall mean a DIRECTV subscriber who was previously an SO Subscriber who no longer resides in a SO
Property.

      "Right of Entry" shall mean that certain written agreement between System Operator and the owner or manager of an MDU Property or, in the case of a cooperative apartment complex, the homeowners' association, which authorizes System Operator to install and maintain a Signal Distribution System in such MDU Property and solicit orders for Commissionable Programming Packages therein.

      "Signal Distribution System" shall mean the integrated signal delivery system including the DSS dish and DSS Receiver and any necessary Components by which DIRECTV Programming is distributed throughout a SO Property, which may also include off-air, wireless cable and/or cable distribution systems.

     "SO Property" shall mean any of the MDU Properties for which System Operator has obtained and continues to maintain throughout the term of the Agreement a valid Right of Entry and (i) in which System Operator has installed a Signal Distribution System, (ii) the initial orders from residents of such property for DIRECTV Programming are submitted by the System Operator and transmitted to DIRECTV by System Operator in accordance with the terms of this Agreement, (iii) is not located in an NRTC Area, and (iv) all occupiable units in such property are capable of receiving DIRECTV Programming within five (5) business days of ordering such programming.

      "SO Subscriber" shall mean a DIRECTV subscriber residing in a SO Property, who receives one of the DIRECTV Commissionable Programming Packages, the initial order for which was submitted by the System Operator and/or DIRECTV, and who was not a DIRECTV subscriber prior to becoming a SO Subscriber.

      "Technical Specifications" shall mean the requirements in Exhibit D hereto or any other document(s) supplied by DIRECTV to System Operator during the Term, which reasonably specify the minimum parameters any and all Signal Distribution Systems must meet under this Agreement.

     "Term"  shall have the meaning assigned such term in Section
3.1 hereof.

      "USSB  Programming" shall mean programming  distributed  by
United  States  Satellite  Broadcasting  Company,  Inc.  or   its
successor via the direct broadcast satellite(s) positioned at a 101 west longitude orbit.

                           ARTICLE II
                 GENERAL RIGHTS AND OBLIGATIONS

          2.1  Solicitation of DIRECTV Programming Services.

           (a) Subject to the Terms and Conditions attached hereto as Exhibit A, DIRECTV hereby grants to System Operator the right to (i) market DIRECTV Programming to SO Properties and (ii) solicit and take orders for DIRECTV Programming from residents of SO Properties.

           (b)   Nothing in this Agreement shall prevent  DIRECTV
(or those DIRECTV's agents that are not system operators) from marketing, soliciting and taking orders from residents of MDU
Properties.

          (c) System Operator understands that it shall not have any right, unless specifically provided by DIRECTV under separate written agreement, to: (i) solicit or take orders for DIRECTV Programming from any person or entity that is not a resident of an MDU Property, including, without limitation, commercial establishments, as such may be defined by DIRECTV in its reasonable discretion; or (ii) use any person or entity other than its employees in soliciting or taking orders for DIRECTV Programming without the prior written consent of DIRECTV, which shall not be unreasonably withheld

           (d) [Confidential information has been omitted and filed separately with the Commission.]

           (e) [Confidential information has been omitted and filed separately with the Commission.] Notwithstanding the foregoing, nothing in this Agreement is intended to limit any agreement between System Operator and any owner of an SO Property with respect to the installation and maintenance of the Signal Distribution System.

          (f) Only after receiving, approving and accepting an order from System Operator shall DIRECTV be obligated to establish a customer account for the subscriber and arrange for activation of DIRECTV Programming. DIRECTV shall not be obligated to pay System Operator any Commission or Marketing Supplements for incomplete order(s), regardless of whether DIRECTV ultimately provides any DIRECTV Programming to the customer(s) to which such order(s) pertained and regardless of whether DIRECTV receives any payments as consideration for such DIRECTV Programming, unless and until DIRECTV receives the Subscriber Information and, then, only for periods of time following such receipt by DIRECTV. DIRECTV shall promptly notify System Operator of any deficiencies with respect to particular subscriber information. "Subscriber Information" shall mean that customer identification, location, and billing information which DIRECTV requires, as described in the DIRECTV Policy Manual.

           (g) [Confidential information has been omitted and filed separately with the Commission.]

       2.2 SO Properties; Right of Entry. Prior to any solicitation of orders for DIRECTV Programming by System Operator, System Operator shall submit to DIRECTV the complete address (including county and zip code) of any MDU Property for which System Operator has or is seeking a Right of Entry, in order to confirm that (i) such MDU Property is not already being serviced by another system operator authorized by DIRECTV and
(ii) such MDU Property is not located in an NRTC Area. In the event an MDU Property is being serviced by another system operator, DIRECTV will provide System Operator with the name and, to the extent not prohibited by a confidentiality agreement, telephone number of the system operator. System Operator shall use commercially reasonable efforts to maintain a valid Right of Entry for SO Properties for the entire Term of the Agreement. Such Right of Entry will grant System Operator access to the MDU, authorizing System Operator to install and maintain the Signal Distribution System and Components, and granting System Operator permission to solicit orders for DIRECTV Programming from MDU residents. System Operator shall promptly forward to DIRECTV a fully executed Right of Entry for all SO Properties in the Territory. In no event shall System Operator install a Signal Distribution System in any MDU for which System Operator does not have a valid Right of Entry and no compensation shall be paid or reimbursed by DIRECTV to System Operator for any DIRECTV Programming sold to subscribers in a MDU property unless and until DIRECTV has received a copy of the applicable Right of Entry for such property. In no event shall System Operator continue to service an MDU Property without a valid Right of Entry and, in the event System Operator no longer has a valid Right of Entry with respect to a particular SO Property, this Agreement shall terminate with respect to such property. System Operator shall provide written notice to DIRECTV within ten (10) days of any loss, suspension, or expiration of a Right of Entry.

     2.3. Implementation of Signal Distribution System.

           (a)   Installation of Signal Distribution  System  and
Components.

                 (i)   System  Operator  shall  design,  develop,
install, and maintain a Signal Distribution System for each SO Property which must materially comply with the DIRECTV Technical Specifications as provided by DIRECTV to System Operator, the current version of which is set forth in Exhibit D hereto. DIRECTV reserves the right, in its sole discretion, to amend or revise and reissue the Technical Specifications, which amendments or revisions shall be promptly communicated by DIRECTV to System Operator. Upon any such amendment or revision by DIRECTV to the Technical Specifications, DIRECTV and System Operator shall discuss in good faith the extent to which existing Signal Distribution Systems in SO Properties shall comply with such amended or revised Technical Specifications, it being understood and agreed by the parties that (i) System Operator shall be under no obligation to modify the Design (as defined below) of any Signal Distribution System in an SO Property that has been submitted to DIRECTV pursuant to Section 2.3(a)(ii); and
(ii) the Design for any Signal Distribution Systems submitted to DIRECTV pursuant to Section 2.3(a)(ii) after receipt of the revised or amended Technical Specifications shall comply with such revised or amended Technical Specifications.

                (ii) System Operator shall provide to DIRECTV a design for the installation and integration of each Signal Distribution System ("Design") for each SO Property subject to this Agreement, together with a time schedule for installation. In creating, installing and maintaining any Signal Distribution System, System Operator shall materially comply with all DSS equipment manufacturers' or Component manufacturers' policies as may be in effect from time to time. DIRECTV shall provide to System Operator written notice as soon as commercially practicable, but in any event prior to the construction start date (as long as System Operator has provided DIRECTV such Designs at least five business days prior to such construction start date), after receipt and review of Design(s) if DIRECTV reasonably believes that any Design will not produce a Signal Distribution System meeting the Technical Specifications. System Operator shall provide installation progress reports to DIRECTV periodically or as DIRECTV may reasonably request, and shall promptly notify DIRECTV of any material changes to the installation schedule or Design.

                (iii) Upon completion of installation, System Operator shall promptly forward to DIRECTV an updated copy of the Design and completed Technical Registration Form, included in the Technical Specifications attached hereto as Exhibit D, which shall include, among other things, various measurements of the signal from the Signal Distribution System. DIRECTV shall provide to System Operator written notice as soon as commercially practicable after receipt and review of the Technical
Registration Form if DIRECTV reasonably believes that such Technical Registration Form indicates that the Signal Distribution System does not meet the Technical Specifications, and where possible, DIRECTV shall recommend corrective actions. Unless and until the Signal Distribution System materially complies with the Technical Specifications, such MDU Property shall not be considered a SO Property.

           (b) Technical Compliance. [Confidential information has been omitted and filed separately with the Commission.]

           (c) Provision of Signal Distribution System and IRDs. Except as otherwise provided in the Receiver Support Agreement, System Operator shall, at its sole cost: (i) acquire and supply Signal Distribution Systems and individual IRDs (if applicable) to SO Properties at commercially reasonable prices (unless otherwise agreed to between System Operator and DIRECTV); (ii) install at a commercially reasonable price and in a timely manner the Signal Distribution System and any necessary Components which System Operator supplies to any SO Property; (iii) maintain at commercially reasonable prices the Signal Distribution System for any SO Properties; and (iv) provide, at a commercially reasonable price and in a manner satisfactory to DIRECTV, customer service to all SO Properties, subscribers and potential subscribers related to the supply, installation and maintenance of the Signal Distribution System. System Operator agrees to allow all authorized DSS equipment to be used by the SO Subscribers and the Independent SO Subscribers and agrees to provide the same level of Signal Distribution System installation and maintenance, and customer service support, for the Independent SO Subscribers as System Operator does for the SO Subscribers.

           (d) Disclaimer of Warranties. SYSTEM OPERATOR UNDERSTANDS AND AGREES THAT DIRECTV SHALL HAVE NO RESPONSIBILITY WHATSOEVER FOR ANY SIGNAL DISTRIBUTION SYSTEM, INCLUDING THE DSS RECEIVER AND COMPONENTS CONTAINED THEREIN. DIRECTV HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS AND IMPLIED, IN CONNECTION WITH ANY SIGNAL DISTRIBUTION SYSTEM, INCLUDING THE DSS RECEIVER AND COMPONENTS CONTAINED THEREIN, THE INSTALLATION AND FUNCTIONING OF SUCH SYSTEM IN ANY MDU PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES UNDER THE UNIFORM COMMERCIAL CODE OR OTHERWISE IMPLIED IN LAW.

          (e) New Technology; End-Use Testing. System Operator understands and acknowledges that the technology (including some or all of the Components) for providing DIRECTV Programming to multiple-dwelling units is currently being developed and has not been tested in the MDU environment by DIRECTV. DIRECTV makes no representation or warranty as to how any commercially available Components will perform with the DSS system in any particular MDU Property or how the DSS system itself will perform in certain MDU environments. System Operator shall be solely responsible for procuring and testing any and all Components in the end-use environment prior to the design, development and installation of the Signal Distribution System and for maintenance of any such Components that fail to perform adequately in the end-use environment in order that the Signal Distribution System will, at all times during the Term of this Agreement, materially meet or exceed the Technical Specifications. Any material failure of the Signal Distribution System to meet the Technical Specifications shall be the sole responsibility of System Operator and System Operator agrees to indemnify and hold DIRECTV harmless from any and all Claims (as such term is defined in the Indemnification section of the Terms and Conditions attached hereto as Exhibit A) from SO Subscribers arising from the failure of the Signal Distribution System to deliver the necessary signal to such subscribers and from failure of the Signal Distribution System to meet the Technical Specifications. In the event of signal failure due to DIRECTV's error or negligence, DIRECTV agrees to use its best efforts to treat the SO Subscribers equally with other DIRECTV residential subscribers with respect to restoring service.

      2.4 Commission and Payment Structure. The Subscriber Service Payment Agreement, the DSS Receiver Support Agreement and the following set forth all payments and commissions to be made by DIRECTV to System Operator as full consideration for its fulfilling its obligations hereunder.

           (a) Payment of Commissions and Marketing Supplements. DIRECTV will pay System Operator a commission ("Commission") equal to [confidential information has been omitted and filed separately with the Commission] of all Net Receipts received by DIRECTV from each active SO Subscriber per month for Commissionable Programming Packages, solely with respect to those Net Receipts received by DIRECTV while this Agreement is in effect. DIRECTV will further pay System Operator a marketing supplement (the "Marketing Supplement") equal to [confidential information has been omitted and filed separately with the Commission] of all Net Receipts received by DIRECTV from each active SO Subscriber per month for Commissionable Programming Packages, solely with respect to those Net Receipts received by DIRECTV while this Agreement is in effect. The Commissions and Marketing Supplements shall collectively be referred to herein as "Aggregate Commissions." System Operator agrees that the Marketing Supplement will be applied by System Operator throughout the Term of the Agreement toward the marketing of the Commissionable Programming Packages to MDU Properties. In addition, DIRECTV will pay System Operator a commission equal to [confidential information has been omitted and filed separately with the Commission] of all Net Receipts received by DIRECTV from each active Previous SO Subscriber per month for Commissionable Programming Packages, solely with respect to those Net Receipts received by DIRECTV while this Agreement is in effect. Commissions and Marketing Supplements will be paid within [confidential information has been omitted and filed separately with the Commission] days after the accounting month in which DIRECTV receives the Net Receipts.

           (b) Commission Exclusion. [Confidential information has been omitted and filed separately with the Commission.]

     2.5  DIRECTV Programming.

           (a) [Confidential information has been omitted and filed separately with the Commission.] System Operator agrees that all DIRECTV Programming (including any commercial insertion) shall be exhibited in its entirety, in original form, as provided by DIRECTV, without any modifications, additions or deletions except that System Operator may package the programming secured under the Transport Agreement with the other programming available to the wireless cable subscribers.. In no event shall System Operator repackage any other programming or services with DIRECTV Programming. In addition to the DIRECTV Programming packages DIRECTV currently offers, DIRECTV may create packages of programming specially targeted for MDU subscribers. [Confidential information has been omitted and filed separately with the Commission.]

           (b) System Operator shall not, and shall ensure that each SO Subscriber or resident or agent of an SO Property does not, (i) resell, retransmit or rebroadcast or otherwise redistribute in any manner or form whatsoever any DIRECTV Programming, or (ii) make any modification, addition, or deletion to any of the DIRECTV Programming (including any commercial insertions).

       2.6   Exclusivity.   [Confidential  information  has  been
omitted and filed separately with the Commission.]

      2.7 Customer Service. System Operator shall undertake certain customer service functions as described herein and in the DIRECTV Policy Manual to all SO Subscribers and Independent SO Subscribers with respect to the installation and maintenance of the Signal Distribution System and acceptance and transmission of orders for DIRECTV Programming. System Operator agrees to provide the same level of installation and maintenance support for the Independent SO Subscribers.

      2.8 Policies and Procedures. Attached hereto in Exhibit F is a copy of DIRECTV's System Operator Policies and Procedures Manual, which may be amended, from time to time upon 30 days prior written notice from DIRECTV (such Manual, as amended from time to time, the "DIRECTV Policy Manual"). As DIRECTV's commissioned sales representative, System Operator hereby agrees that it will materially follow and abide by the policies and procedures related to soliciting and transmitting subscription orders for and the promotion of DIRECTV Programming as specified in the DIRECTV Policy Manual. The DIRECTV Policy Manual includes, among other things, customer authorization procedures, DIRECTV receivables payment, and various requirements related to taking subscription orders.

                           ARTICLE III
                      TERM AND TERMINATION

      3.1 Term and Termination. The term of this Agreement ("Term") shall commence on the Execution Date and continue until the earlier to occur of (i) the seventh anniversary of the Execution Date, and (ii) termination by either party pursuant to the terms of this Agreement. Either party may terminate this Agreement, effective immediately (i) upon [confidential information has been omitted and filed separately with the Commission] days written notice to the other party following a material breach of this Agreement by the other party, unless such material breach is cured within such period; provided, however, DIRECTV shall not cease providing programming or customer service to SO Subscribers; (ii) upon the filing of a petition in bankruptcy or for reorganization by or against the other party for the benefit of its creditors, or the appointment of a receiver, trustee, liquidator or custodian for all or a substantial part of the other party's property, if such order of appointment is not vacated within [confidential information has been omitted and filed separately with the Commission] days; and
(iii) upon the assignment by the other party of this Agreement contrary to the terms hereof.

       3.2   Obligations  of  the  Parties  Upon  Termination  or
Expiration.

           (a) System Operator's Obligations with Respect to Installations and Activations. System Operator shall cooperate with DIRECTV to enable DIRECTV or a substitute system operator to promptly perform and complete all DSS Receiver installations and activations ordered by SO Subscribers and Independent SO Subscribers prior to the termination of this Agreement according to the regular installation and activation schedule System Operator used during the Term of this Agreement; provided, however, and only to the extent that DIRECTV or such substitute system operator has obtained or been assigned the Right of Entry for an SO Property. System Operator shall direct all customer inquiries it receives after the termination of this Agreement to DIRECTV (or such other party as specified by DIRECTV).

          (b)  DIRECTV's and System Operator's Obligations with
Respect to SO Properties. [Confidential information has been omitted and filed separately with the Commission.]


                           ARTICLE IV

                          MISCELLANEOUS

      4.1 Applicable Law; Entire Agreement; Modification. This Agreement shall be construed in accordance with and be governed by the laws of the State of California, applicable to contracts made and to be performed entirely therein, by residents of the State of California. This Agreement, together with all Exhibits hereto, the Terms and Conditions, the Transport Agreement, the Subscriber Service Payment Agreement and the DSS Receiver Support Agreement, constitute the entire agreement between the parties, and supersedes all previous understandings, commitments or representations concerning the subject matter. Each party acknowledges that the other party has not made any representations other than those that are contained herein. This Agreement may not be amended or modified, and none of its provisions may be waived, except by a writing signed by an authorized officer of the party against whom the amendment, modification or waiver is sought to be enforced.

      4.2   Review  Of Agreement By Counsel; Interpretation.   By
executing this Agreement, each of the parties hereto is warranting and representing to the other that he/she/it has had the opportunity to review this Agreement with independent legal, financial, and tax counsel with respect to the effect of each of the terms and conditions contained herein and has either reviewed this Agreement with such counsel or has independently elected not to proceed with such a review. Each of the parties further warrants and covenants that he/she/it is satisfied with the results of such consultation or opportunity to review and is signing this Agreement as his/her/its free act and deed and not under any force or coercion. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY RULE OF LAW, INCLUDING BUT NOT LIMITED TO SECTION 1654 OF THE CALIFORNIA CIVIL CODE, OR ANY LEGAL DECISION THAT WOULD REQUIRE INTERPRETATION OF ANY CLAIMED AMBIGUITIES IN THIS AGREEMENT AGAINST THE PARTY THAT DRAFTED IT, HAS NO APPLICATION AND ANY SUCH RIGHT IS EXPRESSLY WAIVED. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

      4.3 Counterparts. This Agreement may be executed by the parties in counterparts, each of which shall be deemed an original and all such counterparts together shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

DIRECTV, INC.                    WIRELESS ONE, INC.


By:   /s/ Gene Gonzalez          By: /s/ Henry Burkhalter, Sr.
   -------------------------        ---------------------------
Name:  Gene Gonzalez             Name:
Title:  Director                 Title:


                                 Federal Tax ID Number: [Confidential
                                 information has been omitted and filed
                                 separately with the Commission.]

                             System Operator Address:
                             If By Mail:
                             [Confidential information has been omitted and filed separately with the Commission.]


                             If By Personal Delivery:
                             [Confidential information has been omitted and filed separately with the Commission.]


                             If by FAX:
                             [Confidential information has been omitted and filed separately with the Commission.]



                            EXHIBIT A

   DIRECTV MDU SYSTEM OPERATOR AGREEMENT TERMS AND CONDITIONS

                        [Attached hereto]



                            EXHIBIT B

               COMMISSIONABLE PROGRAMMING PACKAGES


 [Confidential information has been omitted and filed separately with the Commission.]
                            EXHIBIT C

                            NRTC MAP

 [Confidential information has been omitted and filed separately with the Commission.]
                            EXHIBIT D

                    TECHNICAL SPECIFICATIONS

 [Confidential information has been omitted and filed separately with the Commission.]

                            EXHIBIT E

                     ADVERTISING GUIDELINES

 [Confidential information has been omitted and filed separately with the Commission.]

                            EXHIBIT F

          DIRECTV SYSTEM OPERATOR POLICIES & PROCEDURES

 [Confidential information has been omitted and filed separately with the Commission.]





                            EXHIBIT A


                DIRECTV MDU SYSTEM OPERATOR AGREEMENT
                        TERMS AND CONDITIONS


These Terms and Conditions refer to, and form additional terms of, the DIRECTV MDU System Operator Agreement. The Agreement, all exhibits thereto, including these Terms and Conditions, are hereinafter referred to as (the "Agreement"). All capitalized terms used herein and not defined herein shall have the meanings described such terms in the Agreement.

1. DIRECTV Logo and Trademark Usage. System Operator shall not use any DIRECTV trademark, service name or logo, including, without limitation, "DIRECTV{<reg-trade-mark>}", "DSS{<reg-trade-mark>}", and "Total Choice{<reg-trade-mark>}", as well as those marks and tradenames in the Advertising Guidelines provided by DIRECTV to System Operator (collectively, the "DIRECTV Trademarks") without receiving DIRECTV's prior written consent, which may be granted or withheld or withdrawn in DIRECTV's sole discretion. The Advertising Guidelines include a trademark and logo usage guidelines manual (which manual may be amended by DIRECTV from time to time) that specifies the proper use and placement of the DIRECTV Trademarks (the "Logo Guidelines"). If System Operator receives DIRECTV's consent to use the DIRECTV Trademarks, System Operator shall use DIRECTV Trademarks only in accordance with the provisions of the DIRECTV Advertising Guidelines, including the Logo Guidelines. System Operator shall not use any logo, trademark, service mark or name of any supplier of DIRECTV (including, without limitation, entities providing programming to DIRECTV or manufacturers of DSS equipment or Components) for any purpose without the prior written approval of DIRECTV or such other entities.

2. System Operator Representations and Warranties. System Operator hereby represents, warrants and covenants that it:

          (a) Shall, throughout the Term, comply with and abide by (i) any and all applicable federal, state and local laws, rules, regulations and ordinances, including, without limitation, those set forth in Section 6 hereof; and (ii) upon notice thereof, any and all agreements and/or requirements as may be requested by providers of programming services to DIRECTV, each as applicable to System Operator and its employees and agents in connection with the performance of its obligations pursuant to the Agreement;

          (b) Shall, at its sole expense, provide and maintain all facilities, vehicles, tools and equipment ("System Operator Equipment") as may be necessary and proper for performing its obligations pursuant to the Agreement, and keep all System Operator Equipment in good working order and repair at all times;

          (c) Shall, at its sole expense, obtain all permits and licenses which may be required under any applicable federal, state or local law, rule, regulation or ordinance to perform its obligations pursuant to the Agreement, including, without limitation, installing and maintaining the Signal Distribution System in any SO Property;

          (d) Shall pay and discharge all license fees and business, use, sales, gross receipts, income, property or other taxes or which may be charged or levied upon System Operator by reason of the performance of its obligations pursuant to the Agreement;

          (e) Shall, at all times throughout the Term, present a professional business appearance and attitude;

          (f) Shall not engage in any financial transactions with subscribers residing in SO Properties which elicit or seek to elicit from subscribers a fee, license, or other payment incident to receipt of DIRECTV Programming by such subscriber, other than the fees charged by DIRECTV, fees assessed any such subscriber by the SO Property's owner, manager, or homeowners' association, or commercially reasonable fees assessed any such subscriber by System Operator for installation, maintenance, upgrade, or other such services as outlined in DIRECTV Policy Manual;

          (g) Shall not engage in any activity or business transaction which could be considered unethical, as determined by DIRECTV its sole discretion, or damaging to the image, goodwill or business of DIRECTV;

          (h) Shall maintain throughout the Term, at System Operator's sole expense, any and all insurance and/or bonds that may be required under the laws, ordinances and regulations of any governmental authority with respect to System. Operator's performance of its obligations hereunder, including installation of the Signal Distribution System and Components in MDU Properties and sale or solicitation of orders for DIRECTV Programming. Such insurance coverage shall include, but not be limited to, (i) workers compensation insurance as required by applicable laws; (ii) employer's liability insurance with limits of not less than $1,000,000 per occurrence; (iii) commercial general liability insurance, including contractual liability and personal injury liability with limits of not less than $2,000,000 combined single limit per occurrence, to provide protection against claims and/or liabilities including, but not limited to, claims for bodily injury or property damage, which may arise or result from performance of System Operator's obligations under the Agreement, whether the services are performed by System Operator or System Operator's subcontractors or by an agent and/or by anyone directly or indirectly employed by System Operator or System Operator's subcontractors or agents. Simultaneous with the execution of the Agreement, System Operator shall deposit with DIRECTV evidence of the required insurance protection in the form of certificates of insurance for the insurance coverage described above. The amounts shall not be less than the amounts specified above, or such other amounts as specified in advance in writing by DIRECTV's Insurance Office. These certificates must include DIRECTV as an additional insured. All certificates shall provide that the insurer give thirty (30) days written notice to DIRECTV prior to the effective date of expiration, any material change or cancellation; and

          (i) shall, throughout the Term, maintain a valid Right of Entry for each SO Property.

3. DIRECTV Representations and Warranties. DIRECTV hereby represents, warrants and covenants that it shall:

          (a) Comply with any and all applicable federal, state and local laws, rules, regulations and ordinances applicable to DIRECTV, its employees and agents relating to DIRECTV's obligations pursuant to the Agreement; and

          (b) At its sole expense, obtain all permits and licenses which may be required under any applicable federal, state or local law, rule, regulation or ordinance to perform its obligations pursuant to the Agreement.

4.        Proprietary Information; Confidentiality.

          (a) Except as otherwise provided for in the Agreement, without the express written consent of a party (the "Providing Party"), which may be granted or withheld in the Providing Party's sole discretion, the other party (the "Receiving Party") shall not use, other than as necessary to comply with the terms of the Agreement, and shall not provide or sell to any third party, any Confidential Information, other than as set forth in Section 4(b) below. "Confidential Information" shall mean any information, in whatever form (paper, computer files, oral statements, etc.) of the Providing Party's intellectual property, customer information, or any other information obtained by the Receiving Party in connection with the Agreement or the actions contemplated thereby, whether provided by the Providing Party, or derived independently or otherwise, including, without limitation: (i) all customer lists and other information related to customer's ordering any DIRECTV services; (ii) all market information and studies and marketing information; (iii) all information pertaining to purchasers, renters or lessees of Signal Distribution Systems from System Operator; and (iv) all of the written data, summaries, reports, other proprietary information, trade secrets and information of all kinds, acquired, devised or developed in any manner from the other party's personnel or files or pursuant to the Agreement. Immediately upon the Providing Party's written request (which request the Providing Party may make, as a specific or general request, in its sole discretion at any time up to one year after the last day of the Term), the Receiving Party shall provide to the Providing Party (or destroy if the Providing Party so requests) all requested Confidential Information. Notwithstanding the foregoing, DIRECTV shall be entitled to use for any purpose and shall not be required to provide to System Operator, or destroy, any records or information pertaining to SO Properties, (except Designs), SO Subscribers or potential SO Subscribers.

          (b) In addition, the parties agree that, except as otherwise provided for in the Agreement, they and their employees have and will maintain in confidence the terms and provisions of the Agreement, as well as all of the Confidential Information of the other party and that they have not and will not reveal the same to any persons not employed by the other party except: (I) at the written direction of the other party; (ii) to the extent necessary to comply with the law or the valid order of a court of competent jurisdiction, in which event the disclosing party shall so notify the other party as promptly as practicable (and, if possible, prior to making any disclosure) and shall seek confidential treatment of such information, or in connection with any arbitration proceeding; (iii) as part of its normal reporting or review procedure to its parent company, its auditors and its attorneys, and such parent company, auditors and attorneys agree to be bound by the provisions of this Section 4; (iv) in order to enforce any of its rights pursuant to the Agreement; (v) to current or potential investors, insurers or financing entities; provided, however, that such person described above agrees to be bound by the provisions of this Section 4; (vi) if, prior to the time of disclosure, the Confidential Information is in the public domain or is otherwise validly known to the intended recipient; or (vii) after the Confidential Information becomes part of the public domain by written publication through no fault of the party revealing such Confidential Information. The parties agree to maintain as any oral Confidential Information in accordance with standard industry practice (subject to the foregoing exceptions for Confidential Information).

5. Press Release. During the term of the Agreement, neither party shall issue an independent press release with respect to the Agreement or the transactions contemplated hereby without the prior written consent of the other party.

6. Compliance with Law. Each party shall comply with all applicable governmental statutes, laws, rules, regulations, ordinances, codes, directives, and orders (whether federal, state, municipal or otherwise) and is solely responsible for the compliance with all such laws arising out of or relating to its obligations under the Agreement, including, without limitation, all federal and state laws governing direct sales, and any rules and regulations of any homeowners' associations governing MDU Properties solicited by System Operator.

7. Power and Authority; No Breach. Each of the parties represents and warrants that it has full power and authority to enter into the Agreement and perform its obligations hereunder and that its execution of the Agreement and performance of its obligations hereunder does not and will not violate any law or result in a breach of or default under the terms of any contractor agreement by which such party is bound.

8. Indemnification. Each party shall indemnify, defend and hold harmless the other, and their respective employees, officers and directors from and against any and all any losses, damages, claims, demands, suits, liabilities and expenses (including reasonable attorneys' fees and other costs of investigation and defense) (collectively, "Claims") caused by or arising out of, directly or indirectly, a breach of the indemnifying party's obligations under the Agreement or negligence in the performance thereof. In addition, System Operator shall indemnify DIRECTV, and its employees, officers and directors from and against any and all Claims arising out of System Operator's construction, installation and/or maintenance of the Signal Distribution System or any other equipment utilized in connection with the provision of DIRECTV services to SO Properties, including, without limitation, any Claims that arise out of or result from any infringement, suit, claim or allegation of infringement of any patent, trademark, copyright, trade secret or other proprietary interest based on the Signal Distribution System, or any Claims with respect to the Signal Distribution System or any Component thereof being defective or not suitable for the purpose intended or used. Notwithstanding anything to the contrary contained herein, System Operator expressly waives any right to indemnification from DIRECTV arising from the content of any programming (including, without limitation, claims relating to trademark, copyright, music, performance and other proprietary interests), or (ii) the construction, use and/or operation of any satellites of DIRECTV or an affiliated company from which DIRECTV Programming originates.

9. No Unauthorized Warranties or Representations. System Operator shall not make any warranty or representation inconsistent with or in addition to any warranty or representation stated in writing by DIRECTV or a manufacturer of Signal Distribution Systems or Components. If System Operator makes any such inconsistent or additional warranty or representation, System Operator shall, at its own expense, indemnify, defend and hold DIRECTV harmless from any claim relating thereto.

10. LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THE AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OF THE OTHER PARTY OR ANY THIRD PARTY, WHETHER FORESEEABLE OR NOT AND REGARDLESS OF THE FORM, LEGAL THEORY OR BASIS OF RECOVERY OF ANY SUCH CLAIM.

11. Assignment. System Operator shall not transfer any of its rights or obligations under the Agreement without the prior written consent of DIRECTV, which consent shall not be unreasonably withheld. DIRECTV may assign the Agreement to a successor of all or substantially all of its assets or in connection with a public offering, a merger or the sale of all or substantially all of its assets, and to any sales management agent appointed by DIRECTV in its sole discretion and who is responsible for managing a defined territory of dealers of DIRECTV Programming, upon written notice to System Operator.

12. Taxes. Any taxes (including, without limitation, any property, employee, service, franchise, customs, import/export duties, excise and any other related taxes) asserted against System Operator or DIRECTV by any local, state, national or international entity as a result of or arising under the performance of its obligations under the Agreement shall be the responsibility of the party against which such taxes are asserted. Each party shall be responsible for any taxes related to its income hereunder.

13. Arbitration. Any dispute or disagreement arising between DIRECTV and System Operator shall be resolved according to binding arbitration conducted in Los Angeles, California in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association then in effect; provided, however, that the parties may seek Injunctive relief in any court of competent jurisdiction and may enforce the provisions of any arbitration award in any court of competent jurisdiction. Arbitration shall be by a single arbitrator chosen by the parties, provided that, if the parties fail to agree and to appoint a single arbitrator within thirty (30) calendar days from the date a party has made a demand for arbitration, then the arbitrator shall be chosen in accordance with the Rules. The decision of the arbitrator shall be final and binding on the parties and any award of the arbitrator may be entered in any court of competent jurisdiction. Notwithstanding the foregoing, the arbitrator shall not be authorized to award punitive damages with respect to any such controversy, claim or dispute, nor shall any party seek punitive damages relating to any matter arising out of, or relating to, the Agreement in any other forum. The cost of any arbitration hereunder, including the cost of the record or transcripts thereof, if any, administrative fees, attorneys' fees and all other fees involved, shall be paid by the party determined by the arbitrator to not be the prevailing party, or otherwise allocated in an equitable manner as determined by the arbitrator. All rights and remedies of either party are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

14. Independent Contractor, No Agents; Relationship; No Third Party Beneficiaries. The parties agree that System Operator is an independent contractor in performing the construction and installation of Signal Distribution Systems, the marketing DIRECTV Programming and other services described in the Agreement. No party (nor any of its officers, directors, agents or employees) shall act or hold itself out as an agent of the other party hereto. The parties do not intend the Agreement or the relationship hereunder to constitute a joint venture, partnership or franchise of any type. The provisions of the Agreement are for the benefit only of the parties hereto, and no third party may seek to enforce, or benefit from, these provisions.

15. Audit Rights. DIRECTV and/or its representatives shall have the right, exercisable no more than once per year (and once following termination of the Term), at its sole cost and expense (unless a discrepancy of five percent [5%] or more is revealed, in which case System Operator shall bear all such costs and expenses), to audit System Operator's books and other records relating to its obligations under the Agreement. In addition, DIRECTV shall have reasonable access to System Operator's personnel, the SO Properties and System Operator's facilities, but only upon reasonable notice and during regular business hours at System Operator's place of business and without unreasonable disruption to System Operator's business.

16. Force Majeure. Notwithstanding any other provision in the Agreement, neither System Operator nor DIRECTV shall have any liability to the other or any other person or entity with respect to any failure of System Operator or DIRECTV to perform its obligations under the terms of the Agreement if such failure is due to a Force Majeure. "Force Majeure" shall mean any labor dispute; fire; flood; earthquake; riot; legal enactment; government regulation; Act of God; any problem associated with the construction, use and/or operation of DIRECTV's satellite(s) or related systems; any problem associated with any scrambling/descrambling equipment or any other equipment owned or maintained by others; or any cause beyond the reasonable control of both parties.

17. Notices. All notices and other communications from either party to the other hereunder shall be in writing and shall be deemed received upon actual receipt when personally delivered, upon acknowledgment of receipt if sent by facsimile, or upon the expiration of the third business day after being deposited in the United States mails, postage prepaid, certified or registered mail, addressed to the other party at a location specified in writing by such party. Until notice in accordance with this Section 17 is given to the contrary, the addresses, phone numbers and facsimile number for purposes of giving notice are as follows:

          System Operator: Refer to the information set forth on the execution page of the Agreement.

          DIRECTV:

          (a) If by mail:
             DIRECTV, Inc.
             P.O. Box 915
             El Segundo, California 90245-0915
             Attention:  Vice President, MDU Sales
             cc:  Business Affairs

          (b) If by personal delivery:
             DIRECTV, Inc.
             2230 East Imperial Highway
             El Segundo, California 90245
             Attention: Vice President, MDU Sales
             cc:  Business Affairs

          (c) If by FAX:
             (310) 726-4550
             Attention: Vice President, MDU Sales
             cc:  Business Affairs

18. Severability. Nothing contained in the Agreement shall be construed to require commission of any act contrary to law and, whenever there is any conflict between any provision of the Agreement and any law, such law shall prevail; provided, however, that in such event, the affected provisions of the Agreement shall be modified to the minimum extent necessary to permit compliance with such law and all other provisions shall continue in full force and effect.

                                                     /s/ Henry Burkhalter
                                                     --------------------------
                                                         Henry Burkhalter